Advantage Capital Development Engages New Accounting Firm

Move Reflects Company's Enhanced Activities as a Business Development Company

MIAMI, Nov. 9 /PRNewswire-FirstCall/ -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP - News), announced today the company has engaged the accounting firm of Weiner, Goodman and Company, P.C. The firm replaced Russell & Atkins, PLC.

Advantage Capital CEO Jeffrey Sternberg said that the company was pleased with the performance of Russell and Atkins. However, the change in firms reflects Advantage's enhanced activities as a business development company (BDC).


"As we aggressively pursue our investment strategies, our accounting needs require a certain level of experience and expertise," said Sternberg. "Weiner, Goodman and Company, P.C. is a quality firm that is very well versed in the intricacies of working with a BDC."


Advantage Capital Development was recently created as a business development company(BDC), which operates specifically to meet the needs of small and emerging companies that need capital to grow. The company was initially funded with $1 million in debt financing through an institutional investor. Less than six weeks ago, Advantage made its first investment in Global IT Holdings, a New-York based holding company created to acquire IT staffing firms.


Global IT Holdings recently completed a $3 million acquisition of the assets of Platinum IT Consulting and its associated company Parker Clark Data Processing. The two profitable companies, which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million. The acquisition included investments from Advantage Capital and another institutional fund as well as asset-based financing.


Subsequently, Advantage Capital Development Corp. recently announced that it plans to distribute one-third of its position of Global IT Holdings to shareholders upon effectiveness of Global's registration statement. As a result of that transaction, each Advantage shareholder will receive approximately 50 shares of registered free-trading Global stock for approximately every thousand shares of Advantage stock owned. When the distribution is completed, Advantage Capital will retain a 9% stake in the IT staffing holding company.


Sternberg said Advantage Capital is currently evaluating a number of potential investments and anticipates closing several within the next few weeks.


About Advantage Capital Development Corp.


Advantage Capital was created as a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.


The advantages include the ability to use up to $5 million a year in financing under Regulation E of the 1934 Securities Act that allows a business development company easier access to the capital markets.


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The company's financing activities are focused on three categories of investments:

o Investments in existing, small public companies in the form of secured convertible debentures in the $200,000 to $750,000 range with an acceptable exit strategy

o Investments in private companies that can be incubated and then spun off into independent or stand-alone public companies. This will allow shareholders of Advantage Capital Development to directly obtain value through and participate in the growth and value of these investments through stock dividends

o Special situation investments in either private or public companies that are secured and/or opportunistic

An investment profile about Advantage Capital Development may be found online at http://www.hawkassociates.com/advantagecap/profile.htm .

An online investor kit containing Advantage Capital Development press releases, SEC filings, current price Level II quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com . Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com .

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.